Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-238186) of Aegon N.V. of our report dated June 18, 2021 relating to the financial statements and supplemental schedule of Transamerica 401(k) Retirement Savings Plan, which appears in this Form 11-K.

/s/ CliftonLarsonAllen LLP

Cedar Rapids, IA

June 18, 2021

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